UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2019

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective September 1, 2019, Paul J. Lawrence will assume the role of Vice President and Chief Financial Officer of Commercial Metals Company (the “Company”). In connection with Mr. Lawrence’s appointment, on August 13, 2019, the Company and Mr. Lawrence entered into an agreement (the “Employment Agreement”) setting forth the terms and conditions of Mr. Lawrence’s employment as the Company’s Vice President and Chief Financial Officer, effective September 1, 2019.

Pursuant to the Employment Agreement, Mr. Lawrence will receive a minimum annual base salary of $550,000.00 and benefits consistent with the Company’s executive compensation policies. Mr. Lawrence will be eligible to receive (i) an annual cash incentive bonus and a long-term cash incentive bonus under the Company’s 2013 Cash Incentive Plan, (ii) an annual discretionary bonus and (iii) equity grants under the Company’s 2013 Long-Term Equity Incentive Plan. Unless terminated or extended pursuant to the terms thereof, the Employment Agreement will expire on August 31, 2020. The Employment Agreement provides Mr. Lawrence with certain payments and benefits if he dies, is terminated due to a disability or for Cause (as defined in the Employment Agreement), terminates employment for Good Reason (as defined in the Employment Agreement), or the Company does not extend the Employment Agreement past its initial term or any extended term, as applicable. Pursuant to the Employment Agreement, Mr. Lawrence agreed to certain non-competition provisions during the term of his employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after the termination of his employment.

In addition, on August 13, 2019, in connection with Mr. Lawrence’s appointment, Mr. Lawrence and the Company amended and restated Mr. Lawrence’s Executive Employment Continuity Agreement (the “EECA”), which will be effective as of September 1, 2019. Pursuant to the EECA, if there is a Change in Control (as defined in the EECA), Mr. Lawrence will be employed for two years after the Change in Control. If Mr. Lawrence is terminated during the two-year period after a Change in Control other than for Cause (as defined in the EECA) or due to a disability or if he terminates his employment due to Constructive Termination (as defined in the EECA), (i) he shall receive an amount in cash equal to four times his highest annual base salary in any calendar year during the five-year period prior to the termination of employment, (ii) all of his stock incentive awards shall become fully vested and all stock options shall be exercisable for the remainder of their term and (iii) the Company shall continue its contributions to retirement plans and participation in welfare benefit plans for two years following the termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: August 16, 2019	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary